<u>STOCK PURCHASE AGREEMENT</u>
<u>(NON-FOREIGN PURCHASER)</u>

This *Stock Purchase Agreement* dated as of the date of the last signatory hereto (the "Effective Date") is by and between AmericaTowne, Inc., a Delaware Corporation (hereinafter referred to as the "Company"), and the individual or entity executing this Agreement as the "Buyer." Company and Buyer are collectively referred to herein as the "Parties" or singularly as a "Party."

WHEREAS, pursuant to private negotiations without engaging in solicitation through officers, directors or third-parties, Buyer purchased shares of restricted common stock (the "Shares") set forth in the Stock Subscription Section Below between the Parties. The Buyer has agreed to hold the Shares in his/her/its account without the intent of public resale or in serving as a statutory underwriter of the Shares. The Company agreed to sell the Shares, and all rights, preferences and limitations thereto, if any, to Buyer based on Buyer's representations herein regarding its understanding and advice provided with respect to Section 4 of the 1933 Securities Act, and more specifically, Section 4(a)(2);

NOW, THEREFORE, in consideration of the premises and covenants contained herein, the Parties agree as follows:

1. <u>Sale of Shares</u>. Seller sells to Buyer and Buyer purchases from Seller the Shares for the consideration stated in this Agreement. Seller acknowledges that the consideration for the Shares was received as of the date set forth in the Agreement. Buyer agrees that the Shares have been delivered in book entry form through its transfer agent. Buyer sought independent legal advice and acknowledges that the Shares were issued as restricted under Rule 144.

2. <u>Representations of Buyer</u>. The Buyer makes the following representations upon which the Company has and continued to rely upon and which shall survive closing. Buyer has the power and authority to execute and deliver the Agreement and this First Amendment. The execution, delivery and performance of the Agreement and this First Amendment is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Buyer is a party or by which Buyer is bound. Buyer is purchasing the Shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion or sale thereof in violation of any applicable securities law.

The Buyer has not relied on any representations of the Company unless stated so in Section 3, and that he/she/it has not been solicited by the Company. The Buyer is sophisticated to the point where he/she/it has the financial ability to bear the risk of loss in the investment and has extensive business experience and open access to necessary information he/she/it and his/her/its legal counsel deems sufficient in purchasing the Shares. The Buyer has purchased the Shares following a review and understanding of any applicable state securities laws. The Buyer represents and understands that the Shares are not being offered or purchased herein pursuant to a "safe harbor" to Section 4(a)(2).

Buyer represents that he/she/it understands that shares of common stock of the Company – whether common or preferred, may have been sold to current shareholders at the same, lower or higher price per shares as the Shares purchased herein, and that the Company may end up selling shares in the future at the same, lower or higher price per share, and that this possibility has not deterred the Buyer from making an informed decision in buying the Shares. Buyer further represents and warrants that he/she/it has reviewed any and all publicly available information regarding the Company, to the extent such information exists as of the Effective Date.

3. <u>Representations of the Company</u>. The Company makes the following representations upon which Buyer is relying and which shall survive closing. The Shares are authorized, but restricted under any applicable state securities laws or Section 4(a)(2). The Company understands that given the broad definition of an "offer" of a sale of securities under Section 4(a)(2), any "solicitation" of interest from a potential purchaser, such as the Buyer may be considered an "offer," and as such, the Company represents that if the Buyer does not have the requisite level of sophistication, then the exemption of Section 4(a)(2) could be lost. If so, Buyer may, within twelve months of the "unauthorized offer" may have the right to rescind the purchase of the Shares. The Company further represents that there are no actions, suits, or proceedings pending or, to the actual knowledge of the Company or Seller threatened against or effecting the Company at

law or in equity. The Company has not retained or paid any third-party to sell the Shares, and has not allocated a commission for the sale of the Shares.

4. Indemnification. The Parties agree to defend, indemnify and hold harmless the other Party and shall reimburse the other Party for, from and against each claim, loss, liability, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors), directly or indirectly relating to, resulting from or arising out of: (a) Any untrue representation, misrepresentation, breach of warranty or non-fulfilment of any covenant, undertaking, agreement or other obligation by or of the party contained herein; (b) Any acts and omissions of the Party; or (c) Any other losses incidental to any of the foregoing. Furthermore, Seller agrees that, to the extent any liability or claims becomes known after the Effective Date and such liability allegedly accrued prior to the Effective Date, Seller shall indemnify and hold Buyer harmless under this section and in the manner proscribed herein.

5. Survival of Representations. All representations, warranties, covenants, indemnities and agreements by the parties contained in this Agreement shall survive execution of this Agreement and any investigation at any time made by or on behalf of any Party hereto, shall expire on the second anniversary of the execution of this Agreement. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

6. Miscellaneous. This Agreement contains the entire understanding of the parties relating to its subject matter and may not be modified except by a written document signed by Buyer and a duly authorized officer of Corporation. Buyer represents, warrants, acknowledges and agrees that he has received the Bylaws of the Corporation, current stock register, Articles of Incorporation, as amended, and any other document requested by him in entering into this Agreement, and is doing so based on his review and approval (or review and approval of his designee), and is not relying on any statements or actions of the Seller, or his counsel or other advisors, or Corporation in entering into this Agreement and any other related agreements. This Agreement shall be binding on Corporation and its successors and assigns and Buyer and his personal representatives, heirs, and assigns.

This Agreement will be governed by and construed in accordance with the law of the State of North Carolina as applicable to contracts made and to be performed in the State of North Carolina, without regard to conflicts of laws principles. The Parties hereby submit to the exclusive jurisdiction of the state or federal courts located in the County of Wake, City of Raleigh, State of North Carolina (United States of America) in respect of any proceeding related to or arising out of this Agreement, including any proceeding involving the interpretation or enforcement of the provisions within this Agreement, and the Parties hereby waive, and agree not to assert, any defense in any such action, suit or proceeding, that they are not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the Agreement may not be enforced in or by such courts or that their property is exempt or immune from execution, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper. This Agreement may be executed by facsimile, digital or other electronic signature and in one or more counterparts, each of which will be deemed an original and together will constitute a single instrument. Except as otherwise expressly provided in this Agreement, each Party will pay its own expenses, costs and fees (including legal and other professional fees and costs) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

APPROVED:

SELLER
AmericaTowne, Inc.

By: ______________________________
Alton Perkins
Its: President

Shares Purchased: 1,200

Consideration Paid: $1.70 per share

BUYER

By: ______________________________
Ijeoma Ubezona (Sep 9, 2017)
Ijeoman Ubezona

Date:
Sep 9, 2017
____

Address: 3318 Park Overlook Dr.
City: Durham
State: NC 27712
Tax Id# : 321-65-6789